EXHIBIT 99.1

vTv Therapeutics Announces Investment by and Entry into Collaboration and License Agreement with affiliates of G42 Healthcare

HIGH POINT, N.C.--(GLOBE NEWSWIRE)-- June 1, 2022 -- vTv Therapeutics Inc. (Nasdaq: VTVT) today announced entry into agreements that include a $25 million investment by G42 Investments AI Holding RSC Ltd (“G42 Investments”). Under the terms of the agreements, G42 Investments acquired 10,386,274 shares of Class A Common Stock of vTv at an issue price of $2.407 per share, with $12.5 million paid in cash at closing, and the remaining amount of $12.5 million payable on May 31, 2023. The agreements also provide for the potential issuance of $30 million in additional shares of Class A Common Stock to G42 Investments (or cash in lieu of such issuance at the option of G42 Investments) if the United States Food and Drug Administration (the “FDA”) approves the marketing and sale of a pharmaceutical product containing TTP399, a liver selective glucokinase activator, as the active ingredient for treatment of type 1 diabetes in the United States. The agreements set forth the terms under which vTv and an affiliate of G42 plan to collaborate on clinical trials for pharmaceutical products that contain TTP399, including G42’s affiliate funding a portion of the Phase 3 clinical trials for TTP399, and vTv granting G42’s affiliate an exclusive license to develop and commercialize pharmaceutical products containing TTP399 in certain territories outside of the United States and the European Union.

“We have focused substantial energy and resources on TTP399 since obtaining Breakthrough Therapy designation from the FDA in April 2021 and are thrilled to welcome a partner to work with us to accelerate the development and potential approval and commercialization of this treatment. G42 Healthcare brings a unique combination of strong commitment to the development of new impactful drugs and treatments, as demonstrated by their success and their leadership on COVID-19 testing and other product and service offerings in the healthcare spectrum, and substantial resources, making them an ideal partner for this program. This investment into vTv will fund a substantial portion of our Phase 3 clinical trials for TTP399 in the United States and the collaboration with G42 will fund certain of the Phase 3 clinical trials that will be conducted in other territories. We are excited to partner with the G42 Healthcare team as we launch our Phase 3 clinical trials and work together towards approval and commercialization of this treatment for type 1 diabetes,” said Rich Nelson, Interim Chief Executive Officer of vTv.

Dr. Fahed Al Marzooqi, the Chief Operating Officer of G42 Healthcare, noted that “We have a deep commitment to collaborating with international organizations to share our knowledge and expertise in the consumer and clinical health spectrum and we look forward to working together with vTv to further develop and commercialize this important treatment. As we move ahead, we will continue to join forces with the world’s best to innovate and invest in science and create the next wave of medicines to future-proof the health of nations.”

A more detailed description of the agreements is set forth in vTv's Current Report on Form 8-K filed with the SEC. The Stock Purchase Agreement is attached to the Current Report on Form 8-K and the Collaboration and License Agreement will be filed with vTv's Quarterly Report on Form 10-Q for the second quarter.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About TTP399

TTP399 is a novel, oral, small molecule, liver selective glucokinase activator being developed as an adjunct therapy to insulin in patients with type 1 diabetes. In a recent phase 2 clinical trial, TTP399 showed a 40% reduction in hypoglycemic episodes compared to placebo. In April 2021, the FDA granted Breakthrough Therapy designation to TTP399 for the treatment of type 1 diabetes. This past October, vTv announced results of a mechanistic study of TTP399 in patients with type 1 diabetes demonstrating no increased risk of ketoacidosis. TTP399 has now been tested in almost 600 subjects. TTP399 is still in the development phase; the FDA has not reviewed or approved TTP399 for use in the United States.

About vTv Therapeutics

vTv Therapeutics Inc. is a clinical stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by programs for the treatment of type 1 diabetes and cystic fibrosis related diabetes. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease, renal disease, primary mitochondrial myopathy, and pancreatic cancer.

About G42 Healthcare

G42 Healthcare, headquartered in the UAE, is a health-tech company on a mission to develop a world-class healthcare sector in the UAE and beyond. The company is committed to harnessing data and advanced medical technologies to unlock the potential of personalised and preventive care, while transforming the traditional healthcare ecosystem.

At the forefront in the battle against COVID-19, G42 Healthcare established Biogenix Labs, the UAE’s first COVID-19 accredited large-scale throughput laboratory. It facilitated the #4Humanity clinical trials, the world’s first Phase III trials for an inactivated vaccine against COVID-19.

Beyond COVID-19, G42 Healthcare plans to conduct research and development on genomics, imaging and diagnostics, and digitisation programmes to support the health of future generations. This includes a collaboration to set up a wastewater monitoring lab in Abu Dhabi, as well as automating and optimising central testing laboratories in the UAE.

For further information visit www.g42healthcare.ai

Forward-Looking Statements

This release contains forward-looking statements, which involve risks and uncertainties, including statements regarding the potential grant of the FDA Approval. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the agreements and transactions described in this release are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors, including the risk that the FDA Approval is not received on a timely basis or at all, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our

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Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Contact

vTv: IR@vtvtherapeutics.com

G42: Faheem.Ahamed@g42.ai

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